Exhibit 10.43

January 11, 2008

BY FEDERAL EXPRESS

Raz Alon

697 Florales Drive

Palo Alto 94306

Re:	Deferred Stock Award Agreement (the “Agreement”) dated March 28, 2007 between Comverse Technology, Inc. (“Comverse”) and Raz Alon

Dear Raz:

In connection with the vesting of the deferred stock award represented by the Agreement and pursuant to your acceptance of Comverse’s Offer to Purchase a number of vested Comverse Common Stock equal to the Applicable Supplemental Rate (31%) of the aggregate value of the shares of Comverse Common Stock that vested under the Agreement, enclosed please find (a) a check payable to you in the amount of $52,669.00, representing the purchase price for the 3,100 shares of Comverse Common Stock purchased by Comverse pursuant to your acceptance of the Offer to Purchase valuing the Comverse Common Stock at $16.99 (the per share price of Comverse Common Stock on January 2, 2008, the first trading day after the vesting date), and (b) a stock certificate number KA 30078 representing the balance of 6,900 shares of Comverse Common Stock issued to you in connection with the vesting of the deferred stock award represented by the Agreement after the purchase by Comverse. The enclosed original stock certificate should be kept as a negotiable instrument.

In addition, enclosed please find a fully-executed copy of the Deferred Stock Award Agreement in respect of the deferred stock award made to independent directors in respect of their service in 2008, being sent to you for your records.

Please acknowledge your receipt of the enclosed check and stock certificate by signing in the space provided below and returning a copy of this letter by facsimile ((212)-739-1013) or by electronic mail (shefali.shah@cmvt.com). Please do not hesitate to contact me with any questions that you may have.

COMVERSE TECHNOLOGY, INC.

/s/ Shefali A. Shah
Shefali A. Shah
Associate General Counsel

ACKNOWLEDGEMENT OF RECEIPT OF THE ABOVE-REFERENCED CHECK AND STOCK CERTIFICATE

By:	/s/ Raz Alon

Print Name:	Raz Alon
Date:	1/28/08

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